SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	March 27, 2007
(Date of earliest event reported)	March 22, 2007

ONEOK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103-4298

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 22, 2007, we reaffirmed our 2007 earnings guidance in the ranges we reported on November 28, 2006.

Our 2007 earnings guidance is estimated to be in the range of $3.06 to $3.46 per common unit. Our 2007 distributable cash flow is expected to be in the range of $370 million to $404 million, or $3.91 to $4.32 per common unit. The average number of common units outstanding for 2007 is still expected to be 82.9 million, compared with 73.8 million in 2006.

See our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2006 for the Regulation G reconciliations of distributable cash flow to EBITDA and EBITDA to net income, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press release issued by ONEOK, Inc. and ONEOK Partners, L.P. dated March 22, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date:	March 27, 2007	By:	/s/ Curtis L. Dinan
Curtis L. Dinan
Senior Vice President - Chief Financial Officer and Treasurer

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